Ex. T3A.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:03 PM 09/23/2002
020590920 –  3571787

CERTIFICATE OF FORMATION OF

UNO RESTAURANTS, LLC

ARTICLE I

NAME

The name of the Limited Liability Company is Uno Restaurants, LLC (the “LLC”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.  The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III

EFFECT OF FORMATION

The LLC is being formed in connection with the merger of Uno Restaurants, Inc. (the “Corporation”) with and into the LLC.  When the merger becomes effective under Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Corporation, and all property, real, personal and mixed, and all debts due to the Corporation, as well as all other things and causes of action belonging to the Corporation, shall remain vested in the LLC and shall thereafter be the property of the LLC, as they were of the Corporation, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, in the Corporation shall not revert or be in any way impaired by reason of the Act; but all rights of creditors and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation shall thenceforth attach to the LLC, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

IN WITNESS WHEREOF, the undersigned authorized person, Steven R. London, has executed this Certificate of Formation of Uno Restaurants, LLC this 23rd day of September, 2002 in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

/s/ Steven R. London
Steven R. London, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:31 PM 09/25/2002
020597063 - 3571787

CERTIFICATE OF MERGER

OF

UNO RESTAURANTS, INC.

WITH AND

INTO

UNO RESTAURANTS, LLC

Pursuant to Sec. 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1.           The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which are to merge are:

Name	Jurisdiction
Uno Restaurants, LLC (the “Survivor”)	Delaware
Uno Restaurants, Inc. (the “Non-Survivor”)	Massachusetts

2.           An Agreement and Plan of Merger has been approved and executed by each of Survivor and the Non-Survivor.

3.           The name of the surviving limited liability company is Uno Restaurants, LLC.

4.           The Agreement and Plan of Merger is on file at the place of business of the Survivor which is located at 100 Charles Park Road, West Roxbury, Massachusetts 02132.

5.           A copy of the Agreement and Plan of Merger will be furnished by the Survivor, upon request and without cost, to any member of the Survivor or any stockholder of the Non-Survivor.

6.           When the merger becomes effective under Section 18-209 of the Act, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Non-Survivor, and all property, real, personal and mixed, and all debts due to the Non-Survivor, as well as all other things and causes of action belonging to the Non-Survivor, shall remain vested in the Survivor and shall thereafter be the property of the Survivor, as they were of the Non-Survivor, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, in the Non-Survivor shall not revert or be in any way impaired by reason of the Act; but all rights of creditors and all liens upon any property of the Non-Survivor shall be preserved unimpaired, and all debts, liabilities and duties of the Non-Survivor shall thenceforth attach to the Survivor, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 25th day of September, 2002, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the Survivor in the merger.

UNO RESTAURANTS, LLC

By:   /s/ Robert M. Vincent
Robert M. Vincent,
Executive Vice President – Finance

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:10 AM 10/09/2002
020625501 - 3571787

CERTIFICATE OF MERGER

OF

URC OF AMERICA, LLC

WITH AND

INTO

UNO RESTAURANTS, LLC

Pursuant to Sec. 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1.           The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which are to merge are:

Name	Jurisdiction
Uno Restaurants, LLC (the “Survivor”)	Delaware
URC of America, LLC (the “Non-Survivor”)	Delaware

2.           An Agreement and Plan of Merger has been approved and executed by each of Survivor and the Non-Survivor.

3.           The name of the surviving limited liability company is Uno Restaurants, LLC.

4.           The Agreement and Plan of Merger is on file at the place of business of the Survivor which is located at 100 Charles Park Road, West Roxbury, Massachusetts 02132.

5.           A copy of the Agreement and Plan of Merger will be furnished by the Survivor, upon request and without cost, to any member of the Survivor or the Non-Survivor.

6.           When the merger becomes effective under Section 18-209 of the Act, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Non-Survivor, and all property, real, personal and mixed, and all debts due to the Non-Survivor, as well as all other things and causes of action belonging to the Non-Survivor, shall be vested in the Survivor and shall thereafter be the property of the Survivor, as they were of the Non-Survivor, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, in the Non-Survivor shall not revert or be in any way impaired by reason of the Act; but all rights of creditors and all liens upon any property of the Non-Survivor shall be preserved unimpaired, and all debts, liabilities and duties of the Non-Survivor shall thenceforth attach to the Survivor, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

1

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 30th day of September, 2002, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the Survivor in the merger.

UNO RESTAURANTS, LLC

By:  /s/ Robert M. Vincent
Robert M. Vincent,
Executive Vice President – Finance

2

FEDERAL IDENTIFICATION		FEDERAL IDENTIFICATION
NO.	04-2662934	NO.	N/A

The Commonwealth of Massachusetts
Examiner		William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 ARTICLES OF *~~CONSOLIDATION~~ / *MERGER (General Laws, Chapter 156B, Section 83A)
		*~~Consolidation~~ / *merger of	Uno Restaurants, Inc.
a Massachusetts corporation
		RECEIVED	and
		SEP 25 2002	Uno Restaurants, LLC
		SECRETARY OF THE COMMONWEALTH	a Delaware limited liability company
		CORPORATIONS DIVISION	the constituent entities into
Uno Restaurants, LLC

*xxxxxxxxxxxx/ *one of the constituent entities organized under the laws of: Delaware.

The undersigned officers of each of the constituent entities certify under the penalties of perjury as follows:

1.  An agreement of *~~consolidation~~ / *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 83A and will be kept as provided by Subsection (c) thereof.  The *xxxxxxxx / *surviving entity will furnish a copy of said agreement to any of its members or to any person who was a stockholder of any constituent entity, upon written request and without charge.

2.  The effective date of the * ~~consolidation~~ / *merger determined pursuant to the agreement of *~~consolidation~~ / *merger shall be the date approved and filed by the Secretary of the Commonwealth.  If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3. (For a merger)
**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

Not applicable

C	☐	(For a consolidation)
P	☐	(a) The purpose of the resulting corporation is to engage in the following business activities:
M	☐
R.A.	☐

*Delete the inapplicable words
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x
11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as
P.C.		long as each article requiring each addition is clearly indicated.

For a consolidation)
(b)  State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue:

WITHOUT PAR VALUE			WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

**(c)  If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualification, and special or relative rights or privileges of each class and of each series then established.

**(d)  The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

** (e)  Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

Item 4 below may be deleted if the resulting / surviving corporation is organized under the laws of a state other than Massachusetts.

4.  The information contained in Item 4 is not a permanent part of the Articles of Organization of the *resulting / *surviving corporation.

(a)  The street address of the *resulting / *surviving corporation in Massachusetts is:  (post office boxes are not acceptable)

**If there are no provisions state “None”.

(b)  The name, residential address and post office address of each director  and officer of the *resulting / *surviving corporation is:

NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:
Treasurer:
Clerk:
Directors:

(c)  The fiscal year end (i.e. tax year) of the *resulting / *surviving corporation shall end on the last day of the month of:

(d)  The name and business address of the resident agent, if any, of the *resulting / *surviving corporation is:

Item 5 below may be deleted if the *resulting / *surviving corporation is organized under the laws of Massachusetts.

5.  The *~~resulting~~ / *surviving entity hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any constituent Massachusetts corporation, any prior obligation of any constituent foreign corporation qualified under General Laws, Chapter 181, and any obligations hereafter incurred by the *~~resulting~~ / *surviving entity, including the obligation created by General Laws, Chapter 156B, Section 85, so long as any liability remains outstanding against the corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181.

FOR MASSACHUSETTS CORPORATIONS

The undersigned *~~President~~ / *Vice President and * Clerk / * ~~Assistant Clerk~~ of Uno Restaurants, Inc., a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of *~~consolidation~~ / *merger has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 83A.

/s/ Robert M. Vincent
Robert M. Vincent, Executive Vice President – Finance

/s/ George W. Herz, II
George W. Herz, II, Clerk

FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

The undersigned, †Executive Vice President – Finance and †† Secretary of Uno Restaurants, LLC, a limited liability company organized under the laws of Delaware, further state under the penalties of perjury that the agreement of *~~onsolidation~~ / *merger has been duly executed duly adopted by such limited liability company in the manner required by the laws of Delaware.

*Delete the inapplicable words.
†Specify the officer having powers and duties corresponding to those of the president or vice president of a Massachusetts corporation organized under General Laws, Chapter 156B.
††Specify the officer having powers and duties corresponding to the clerk or assistant clerk of such a Massachusetts corporation.
†	/s/ Robert M. Vincent
Robert M. Vincent, Executive Vice President -- Finance

††	/s/ George W. Herz, II
George W. Herz, II, Secretary

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF *~~CONSOLIDATION~~ / *MERGER

(General Laws, Chapter 156B, Section 79)

I hereby approve the within Articles of *~~Consolidation~~ / *Merger and, the filing fee in the amount of $__________________, having been paid, said articles are deemed to have been filed with me this _______ day of ______________________, 20____.

Effective date

WILLIAM FRANCIS GALVIN Secretary of the Commonwealth TO BE FILLED IN BY CORPORATION Photocopy of document to be sent to:

Telephone:	617-675-6400